UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report - August 4, 2010

(July 29, 2010)

(Date of Earliest Event Reported)

Carpenter Technology Corporation

(Exact Name of Registrant as specified in its charter)

Delaware	1-5828	23-0458500
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

P.O. Box 14662, Reading, Pennsylvania, 19612

(Address of principal executive offices)

Registrant’s telephone number, including area code (610) 208-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) At its meeting on July 29, 2010, the Human Resources Committee of the Board of Directors (the “Committee”) of Carpenter Technology Corporation (the “Company”), which functions as the compensation committee of the Board of Directors, finalized fiscal year 2011 compensation packages for several executives of the Company, including the President and Chief Executive Officer and other executives who constitute the Company’s Named Executive Officers (“NEOs”) for fiscal year 2010 and continue as executives of the Company. The compensation arrangements are summarized in tables and related discussion below by major component categories for each NEO.

The determinations made by the Committee reflect its review and consideration of individual and Company performance, assigned responsibilities of the executives, competitive market data, and other relevant factors customarily considered by the Committee as part of its executive compensation processes.

A. Base Salaries

The following table sets forth the fiscal year 2011 base salary of the Company’s NEOs:

Name and Position	Fiscal Year 2011 Base Salary

William Wulfsohn President and Chief Executive Officer	$800,000	(1)

Michael L. Shor Executive Vice President – Advanced Metals Operations (AMO) & Premium Alloys Operations (PAO)	$407,056	(2)

K. Douglas Ralph Senior Vice President - Finance and Chief Financial Officer	$406,980	(3)

(1)	Mr. Wulfsohn’s fiscal year 2011 base salary was previously disclosed in the Company’s Form 8-K submitted on June 7, 2010.
(2)	Base salary reflects no change from fiscal year 2010.
(3)	Base salary of $399,000 set in fiscal year 2010 continues until October 30, 2010; effective October 31, 2010, base salary increases to $406,980.

B. Incentive Cash Compensation Potential

The Committee set performance goals and opportunities for potential cash bonuses under the Company’s Executive Bonus Compensation Plan (“EBCP”) for the 2011 fiscal year. The Committee established corporate performance goals for, operating income, return on net assets (“RONA”), revenue, on-time delivery and safety objectives as the key measures for fiscal year 2011 under the EBCP. The performance goals reflect a performance range beginning at a threshold level, progressing to a target level and ending at a maximum level. Incentive plan payment opportunity levels vary among the executives. The following table shows the percentages of base salary that each NEO could earn in fiscal year 2011 upon achievement of the performance goals at the established threshold, target and maximum performance levels established under the EBCP:

Name and Position	Fiscal Year 2011 EBCP Potential as Percent of Base Salary (Threshold/Target/Maximum Performance Levels)
William Wulfsohn President and Chief Executive Officer	25% / 100% / 200%

Michael L. Shor Executive Vice President – Advanced Metals Operations (AMO) & Premium Alloys Operations (PAO)	20% / 80% / 160%

K. Douglas Ralph Senior Vice President - Finance and Chief Financial Officer	20% / 80% / 160%

C. Long-Term Incentive Compensation Potential – Performance Stock Units

The Committee set performance goals and opportunities under the Company’s stock-based incentive compensation plan for the 2011 fiscal year. The Committee established two categories of performance goals to earn stock unit awards under that plan, as follows: (1) three-year performance goals based upon total shareholder return (“TSR”) goals (“Category 1”); and (2) one-year performance goals based upon earnings per share (“EPS”) (“Category 2”). The performance goals for both Category 1 and Category 2 reflect a performance range beginning at a threshold level, progressing to a target level and ending with a maximum level. If earned in accordance with applicable performance requirements, stock issued in respect of Category 1 stock units will vest immediately upon issuance following the end of the three-year performance measurement period, and stock issued in respect of Category 2 stock units will vest one-half on each of the first and second anniversary dates of issuance following the end of the one-year performance measurement period, subject in each case to the grantee’s continued service to the Company.

The following table shows the number of shares that each NEO could earn upon achievement of the applicable performance goals at the established threshold (50%), target (100%) and maximum (200%) performance levels:

Name and Position	Performance Based Stock Units (Number of Units at Threshold/Target/Maximum Performance Levels)
	Category 1 –Three (3) Year Performance Goals	Category 2 –One (1) Year Performance Goals
William Wulfsohn President and Chief Executive Officer	12,590 / 25,179 / 50,358	11,016 /22,032 / 44,064

Michael L. Shor Executive Vice President – Advanced Metals Operations (AMO) & Premium Alloys Operations (PAO)	4,435 / 8,870 / 17,740	3,882 /7,762 / 15,524

K. Douglas Ralph Senior Vice President - Finance and Chief Financial Officer	3,863 / 7,726 / 15,452	3,380 / 6,760 / 13,520

D. Long Term Incentive Compensation – Stock Options

The Committee granted to each NEO options to purchase shares of Company stock as detailed in the following table, effective on July 30, 2010. The exercise price for these options is $34.95, the closing price of the Company’s stock on the date of the grant. The options will become exercisable with respect to one-third of the subject shares on each of the first three anniversaries of the date of the grant, subject in each case to the grantee’s continued service to the Company. Applying the Black-Scholes option valuation model, each option has an estimated fair value on the date of the grant of $12.69 per share (or 36.3% of the stock’s closing price on the date of the grant).

Name and Position	Number of Shares Subject to Options
William Wulfsohn President and Chief Executive Officer	43,342

Michael L. Shor Executive Vice President – Advanced Metals Operations (AMO) & Premium Alloys Operations (PAO)	15,268

K. Douglas Ralph Senior Vice President - Finance and Chief Financial Officer	13,298

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2010	CARPENTER TECHNOLOGY CORPORATION
(Registrant)

	By:	/s/ K. Douglas Ralph
	Name:	K. Douglas Ralph
	Title:	Senior Vice President – Finance and Chief Financial Officer